Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 49 to the registration statement on Form N-1A (th "Registration Statement") of our reports dated January 20, 1998, relating to the financial statements and financial highlights of J.P. Morgan International
Opportunities Fund (formerly The JPM International Opportunities
Fund) and the financial statements and supplementary data of The International Opportunities Portfolio appearing in the November 30, 1997 Annual Report, which is also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 22, 1997, relating to the financial statements and financial highlights of J.P. Morgan Emerging Markets Equity Fund (formerly The JPM Emerging Markets Equity Fund) and the financial statements and supplementary data of The Emerging Markets Equity Portfolio appearing in the October 31, 1997 Annual Report, which is also incorporated by reference into the Registration Statement.

     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 19, 1997, relating to the financial statements and financial highlights of J.P. Morgan International Equity Fund (formerly The JPM International Equity Fund) and the financial statements and supplementary data of The International Equity Portfolio appearing in the October 31, 1997 Annual Report, which is also incorporated by reference into the Registration Statement.